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                                                                     EXHIBIT 5.1


                               [PWVS LETTERHEAD]


                                August 23, 1999


K N Energy, Inc.
370 Van Gorden Street
Lakewood, CO 80228

     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to K N Energy, Inc., a Kansas corporation (the "Company"), in connection with a registration statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of up to 41,483,328 shares (the "Shares") of common stock of the Company, par value $5.00 per share, that are to be issued in connection with the merger of Rockies Merger Corp., a subsidiary of the Company ("Subsidiary") with and into Kinder Morgan, Inc., a Delaware corporation (the "Merger"), pursuant to the Agreement and Plan of Merger dated July 8, 1999, by and among the Company, Subsidiary, and Kinder Morgan, Inc., as amended by the First Amendment to the Agreement and Plan of Merger, dated August 20, 1999 (the "Merger Agreement"), all as described in the Registration Statement.

     In such capacity, we have only reviewed: (i) certified copies of the Articles of Incorporation of the Company and amendments thereto dated August 12, 1999, and a Certificate of Good Standing dated August 17, 1999, which have been provided to us by the Secretary of State of Kansas; (ii) the Officer's Certificate of the Secretary of the Company dated August 23, 1999 and the board of directors minutes of the Company attached thereto (together with the items in (i) above, the "Corporate Records"); (iii) the Merger Agreement; and (iv) the Registration Statement.

     The opinions and statements expressed herein are subject to the following qualifications and limitations.

          a. Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Kansas and the federal laws of the United States.

          b. We have assumed and relied upon the accuracy of all factual information set forth in the Corporate Records and the Merger Agreement and the instruments and certificates referred to herein. In reviewing the Corporate Records and the Merger Agreement, we have assumed the genuineness of all signatures and initials thereon, the genuineness of all notaries contained thereon, conformance of all copies with the original thereof and originals to all copies thereof, and the accuracy of all statements, representations and warranties contained therein. We have further assumed that all certificates and documents dated prior to the date hereof remain accurate and correct on the date hereof.
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K N Energy, Inc.
August 23, 1999
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                  c. We have assumed that the Shares will be issued in
         connection with the Merger in accordance with the Merger Agreement and as described in the Registration Statement.

                  d. We have assumed that the consideration received by the Company in exchange for the issuance of the Shares is equal to or greater than the par value of such Shares.

     Based on the foregoing, and qualified in the manner and to the extent set forth herein, we are of the opinion that the Shares to be issued by the Company in the Merger have been duly authorized and, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this legal opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the joint proxy statement/prospectus filed as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder. The foregoing opinion should not be construed as relating to any matter other than the specific matters discussed herein.

                                      Very truly yours,

                                      /s/ POLSINELLI, WHITE, VARDEMAN & SHALTON,
                                          A PROFESSIONAL CORPORATION

                                      POLSINELLI, WHITE, VARDEMAN &
                                      SHALTON, a Professional Corporation